                                 Exhibit 99.9



                                     LEASE



                                   LANDLORD

                             THE HAGUE CORPORATION



                                    TENANT

                                   ACC CORP.



                                                         DATE:  JANUARY 25, 1994

                               TABLE OF CONTENTS
                               -----------------


                                                          Page
                                                          ----

TERM SHEET...............................................  T-1

1.   DEFINITIONS.........................................    1
2.   PREMISES............................................    3
3.   RIGHT OF FIRST REFUSAL..............................    4
4.   TERM OF LEASE; COMPLETION OF IMPROVEMENTS...........    5
5.   EXTENSION OF TERM...................................    6
6.   RENT, ADDITIONAL RENT...............................    7
7.   COMPLIANCE WITH LAWS/USE OF PREMISES................    9
8.   SERVICES AND UTILITIES..............................    9
9.   PARKING.............................................   11
10.  ACCESS TO THE PREMISES..............................   12
11.  COMMON AREA MAINTENANCE.............................   12
12.  IMPROVEMENTS........................................   13
13.  REPAIRS.............................................   13
14.  RIGHT OF ENTRY BY LANDLORD..........................   14
15.  INDEMNIFICATION.....................................   14
16.  INSURANCE...........................................   15
17.  SUBROGATION.........................................   16
18.  LIENS AND ENCUMBRANCES..............................   16
19.  HOLDING OVER........................................   16
20.  ASSIGNMENT AND SUBLETTING...........................   17
21.  DEFAULT AND RE-ENTRY................................   18
22.  CONDEMNATION........................................   20
23.  DESTRUCTION OF LEASED PREMISES......................   21
24.  PROPERTY TAXES......................................   21
25.  QUIET ENJOYMENT.....................................   23
26.  SUBORDINATION.......................................   23
27.  ESTOPPEL CERTIFICATE BY TENANT......................   24
28.  CONSENT BY LANDLORD.................................   24
29.  HAZARDOUS SUBSTANCES................................   25
30.  MICROWAVE DISHES, RADIO ANTENNAS and
     OTHER TRANSMISSION/RECEIVING EQUIPMENT..............   26
31.  BROKERS.............................................   26
32.  NOTICES.............................................   26
33.  RELATIONSHIP........................................   27
34.  COMPLETE AGREEMENT..................................   27
35.  AUTHORITY FOR EXECUTION.............................   28
36.  BINDING EFFECT......................................   28
37.  EXECUTION...........................................   28
38.  RULES...............................................   28
39.  FORCE MAJEURE.......................................   29
40.  AMERICANS WITH DISABILITIES ACT OF 1990.............   29

41.  MEMORANDUM OF LEASE.................................   31
42.  CONTINGENT ON SPECIAL USE PERMIT....................   31
43.  SECURITY............................................   31

Exhibit
-------

   A      Buildings
   B      Premises
   C      Confirmation of Commencement Date and Termination Date
   D      Janitorial Services
   E      Estoppel Certificate
   F      Landlord's Work

                                   TERM SHEET
                                   ----------


Basic Lease Provisions
----------------------

1.  Date:                               January 25, 1994

2.  Landlord:                           The Hague Corporation
                                        Suite 400, 39 State Street
                                        Rochester, New York  14614

3.  Tenant:                             ACC Corp.

4.  Section 1(b)                        Building Address:
                                        400 West Avenue
                                        Rochester, NY  14614

5.  Section 1(d)                        Business Hours:

                                        8:00 a.m. - 5:00 p.m. Monday through
                                        Friday
                                        8:00 a.m. - 12:00 p.m. Saturday

6.  Section 1(g)                        Floors:  Parts of 2nd and 3rd Floors
                                        in Buildings 1, 2, 16, 16A

7.  Section 1(h)                        Exhibits:  A, B, C, D, E, F, G.

8.  Section 1(k)                        Tenant's Percentage Share:  27.24%
                                        for Property Taxes and Operating
                                        Expenses, except 62% for Operating
                                        Expenses of snow removal and 50%
                                        security costs.

9.  Section 2                           Premises
                                        --------
                                        Rentable Square Feet:  76,000; Tenant
                                        shall be provided 2500 square feet of
                                        contiguous space on the 2nd floor at
                                        no additional Base Rent or Additional
                                        Rent charges.

                                        Buildings
                                        ---------
                                        Rentable Square Feet:  266,292 (for
                                        Tenant's Percentage share calculation
                                        of Operating Expenses except for snow
                                        removal and security costs, for which
                                        the Rentable square feet for Tenant's
                                        Percentage share of security costs
                                        calculation shall be 112,952)

10.  Section 3                          Term Commencement Date:  5/1/94
                                        Rent Commencement Date:  7/1/94

11.  Section 3                          Term Expiration Date:  6/30/04

12.  Section 4                          Extended Term Commencement Date:
                                        7/1/04

13.  Section 4                          Extended Term Expiration Date:
                                        6/30/09

14.  Section 5(a)                       Base Rent:

                                        $507,682.00/yr. years 1-2 (based on
                                        $7.00 p.s.f.)
                                        $616,471.00/yr. years 3-5 (based on
                                        $8.50 p.s.f.)
                                        $688,997.00/yr. years 6-10 (based on
                                        $9.50 p.s.f.)

                                        Monthly Installment Amount:

                                        $42,306.83/mo. years 1-2
                                        $51,372.58/mo. years 3-5
                                        $57,416.42/mo. years 6-10

15.  Section 6                          Extended Term Base Rent:
                                        $761,523.00/yr.
                                        (based on $10.50 p.s.f.)
                                        $63,460.25/mo.

16.  Section 7                          Use:  general office use and related
                                        telecommunications use (see Lease)

17.  Section 8                          Parking:  Landlord to provide 3
                                        spaces per 1,000 square feet of the
                                        Premises; 150 initially

18.  Section 32                         Broker:  None

19.  Paragraph 33                       Landlord's Address for Notice:

                                        Suite 400, 39 State Street
                                        Rochester, New York  14614

                                        Tenant's Address for Notice:
                                        400 West Avenue
                                        Rochester, New York

Additional Provisions:                  See Exhibits "F" & "G" - Landlord's
                                        Work, Tenant's Plans

Landlord's Work:                        Those items of work set forth in
                                        Exhibit "F"

          IN WITNESS WHEREOF, Landlord and Tenant have executed the Lease to which this Term Sheet is attached by signing and dating this Term Sheet and the first page of the Lease.

TENANT:                               LANDLORD:

ACC CORP.                             THE HAGUE CORPORATION


By: /s/  Michael R. Daley                By: /s/ David M. Flaum
   ------------------------------           -------------------------------

Its:  VP - Finance                    Its:  President
   ------------------------------          -------------------------------

                                    LANDLORD
                                    --------


STATE OF NEW YORK   )
COUNTY OF MONROE    )

          The foregoing instrument was acknowledged before me this 25th day of January, 1994, by DAVID M. FLAUM, President of THE HAGUE CORPORATION, a New York corporation, on behalf of the corporation.


                                        /s/ Marcia A. Benwitz
                                        ---------------------
                                            Notary Public



                                     TENANT
                                     ------


STATE OF NEW YORK   )
COUNTY OF MONROE    )

          The foregoing instrument was acknowledged before me this 25th day of January, 1994, by MICHAEL R. DALEY, of ACC CORP., a Delaware corporation, on behalf of the corporation.


                                        /s/ Marcia A. Benwitz
                                        ---------------------
                                            Notary Public

                                     LEASE
                                     -----


          THIS LEASE, dated as of the 25th day of January, 1994, between THE HAGUE CORPORATION, a New York Corporation with offices for the transaction of business located at Suite 400, 39 State Street, Rochester, New York 14614 (herein called "Landlord") and ACC CORP., a Delaware corporation with offices for the transaction of business located at 39 State Street, Rochester, New York 14614 (herein called "Tenant").


                              W I T N E S S E T H:

          Landlord hereby leases to Tenant, and Tenant hereby takes and hires from Landlord, the Premises as defined in Paragraph 1(g) below, for the term and subject to the terms, covenants, agreements and conditions hereinafter set forth, to each and all of which Landlord and Tenant hereby mutually agree.


                                1.  DEFINITIONS
                                    -----------

          Unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified:

          (a) "Additional Rent" shall mean any payment due Landlord under the terms of this Lease except for Base Rent and Extended Term Rent. All remedies applying to the non-payment of Base Rent and Extended Term Rent shall be applicable to Additional Rent.

          (b) "Buildings" shall mean all of the buildings and the land and other real property in the parcel more particularly described on Exhibit "A" hereto, excluding Lot J, all easements and rights of way affecting Tenant's Premises, and all other improvements on or appurtenances to said parcel, as presently exist and may change from time to time.

          (c) "Business Day" shall mean Monday through Friday and Saturday [only as noted in (d) below], but excludes the following holidays or the days on which the holidays are designated for observance: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

          (d) "Business Hours" shall be the hours of 8:00 a.m. to 5:00 p.m. Monday through Friday, and 8:00 a.m. to 12:00 p.m. Saturday.

          (e) "Calendar Year" shall mean any period during the Initial Term or any Extended Term of this Lease commencing on January 1 and ending on the next following December 31.

          (f) "Common Areas" shall mean all interior and exterior common areas, including, but not limited to, parking areas, driveways, building's signs, landscaping, paving, sidewalks, hallways, stairways, escalators, elevators, common entrances, lobbies, restrooms and other similar public areas and access ways.

          (g) "Premises" shall mean the following: (i) the portion of the Buildings 1, 2, 16, and 16A located on parts of the second and third floor(s), which is outlined on the floor plan attached hereto as Exhibit "B"; (ii) all fixtures, improvements and other property now installed or located in the Premises plus any improvements described in Section 4(b); and (iii) together with the appurtenances including the right to use the Common Areas.

          (h) This "Lease" shall mean and include this instrument, the Term Sheet, Landlord's Worksheet, Exhibits A, B, C, D, E, F and G and all other Exhibits, if any, made a part of this Lease.

          (i) "Operating Expenses" shall mean any and all of Landlord's costs and expenses paid or incurred in operating, managing and maintaining the Common Areas, as defined in Section 1(f) of this Lease, for each Lease Year or partial Lease Year, as determined by Landlord in accordance with generally accepted accounting principles, consistently applied, including by way of illustration and not limitation: insurance premiums pursuant to Section 16 of this Lease, water, sewer, electrical and other utility charges (e.g., lighting in the Common Area parking lots) other than the separately billed electrical and other charges, if any, paid by Tenant as provided in this Lease; service and other charges incurred in the maintenance of the elevator; refuse disposal, snow removal, cleaning and other janitorial services; tools and supplies; repair costs, landscape maintenance costs; security services in the Common Areas (if any); license, permit and inspection fee(s); Landlord's cost of wages and related employee benefits payable for the maintenance and operation of the Common Areas; and in general all other costs and expenses which would, under generally accepted accounting principles, be regarded as operating and maintenance costs and expenses for the Common Areas.

          (j) "Property Taxes" shall mean the total of all real property taxes and currently due installments of assessments, special or otherwise, levied upon, or with respect to or reasonably allocable to the Buildings, imposed by any taxing authority having jurisdiction. Property Taxes also shall include all taxes, levies and charges which may be assessed, levied or imposed in replacement of or in addition to all or any part of ad valorem real property taxes as revenue sources, and which in whole or in part are measured or calculated by, based upon or allocable to the Buildings, the leasehold estate of Landlord or Tenant, or the rent and other charges payable hereunder, and shall include sewer and water charges, pollution, pure water, and other environmental control charges, if any.

          If Landlord shall enter into any payment in lieu of tax or other similar agreement with any taxing entity, in lieu of or as a substitute in whole or part for any Property Taxes, such payments shall be deemed included in Property Taxes.

          (k) "Rent Commencement Date" shall mean the date Tenant's Base Rent and Additional Rent shall commence being due and owing, which will be July 1, 1994 or two months after delivery of possession of the Premises to Tenant with Landlord's Work substantially completed.

          (l) "Tenant's Percentage Share" shall mean the percentage figure which is equal to the rentable square footage of the Premises divided by the rentable square footage of the Buildings. Initially, such percentage shall be 27.24% for Property Taxes and Operating Expenses (based on 72,526 rentable square feet of the Premises), except that it shall be 62% for Tenant's share of snowplowing costs and 50% for Tenant's share of security services.

          (m) "Term Sheet" shall mean the terms set forth in the foregoing paragraphs delineated as "Term Sheet," which terms are hereby incorporated in this Lease as if set forth in full. In the event of any conflict between any provision of the Term Sheet and this Lease, the Lease shall control.


                                  2.  PREMISES
                                      --------

          (a) Landlord has caused the Premises to be measured by architects, David R. Cassara & Associates, and the Premises contain approximately 72,526 rentable square feet.

          Either party may at any time prior to the Rent Commencement Date cause the Premises to be measured, at the cost of the electing party, and if the area of the Premises as so measured, is more or less than the number of square feet set forth above, then the Base Rent and Additional Rent charges payable herein shall be adjusted in proportion to the square footage of the Premises as so measured.

          Tenant represents that Tenant is familiar with the condition of the Premises. Tenant shall accept possession of the Premises subject to the completion of Landlord's work as described in this Lease in Exhibit "F". Tenant has received and reviewed Landlord's environmental and engineering studies and surveys for the Buildings, prior to the execution of this Lease, to make independent assessments of the issues contained therein.

          Tenant and its agents, employees and invitees have the non-exclusive right with others designated by Landlord to the free use of the Common Areas and the land on which the Buildings is located for the Common Areas' intended and normal purpose, subject to Landlord's reasonable regulation. Landlord may change the Common Areas if the changes do not materially and unreasonably interfere with Tenant's access to the Premises or use of them.


                          3.  RIGHT OF FIRST REFUSAL
                              ----------------------

          (a)  Receipt of Offer; Exercise.
               --------------------------

          If at any time from and after the date hereof the Landlord shall receive a bona fide offer from a third party ("Lease Offer") to lease any part of or all of the remainder of the second floor of buildings 16 and 16A and not included in the Demised Premises ("Adjacent Space") as shown on Exhibit A which Lease Offer the Landlord shall desire to accept, the Landlord will immediately notify Tenant pursuant to Section 3 of this Lease of all the terms and conditions of the Lease Offer, enclosing a copy of the Lease Offer, and Tenant shall have the right or option for a period of thirty (30) days after receipt of such notice to elect to lease the Adjacent Space for the same consideration and upon the same terms and conditions set forth in this Lease. Such election shall be in writing and shall be delivered to the Landlord either personally or by certified or express mail before the end of the thirty (30) day period.

          (b)  Failure to Exercise Right.
               -------------------------

          If such election shall not be exercised within the thirty (30) day period, the Landlord shall have the right to lease the Adjacent Space to any tenant but only upon the terms and conditions set forth in the Lease Offer and within one (1) year of the receipt of the notice by Tenant.

          (c)  Failure of Landlord to Lease.
               ----------------------------

          If the Adjacent space is not leased as provided in 3(b) above, then upon the receipt of any further Lease Offer which the Landlord desires to accept, the provisions of Section 3(a) hereof shall be and remain effective.

          (d)  Compliance.
               ----------

          It is agreed that an Affidavit by the Landlord's attorney, showing compliance with the provisions hereof with a copy of the Lease Offer attached and a failure on the part of Tenant to exercise this first refusal option shall be sufficient proof that this option is terminated.

                 4.  TERM OF LEASE; COMPLETION OF IMPROVEMENTS
                     -----------------------------------------

          (a) The term of this Lease (hereinafter referred to as the "Initial Term") shall commence on May 1, 1994 or the date of delivery of possession of the Premises to Tenant with Landlord's Work substantially complete as certified by the supervisory engineer of Tenant set forth in (b) below, and, unless sooner terminated as hereinafter provided, shall end on June 30, 2004 (hereinafter, respectively, the "Term Commencement Date" and the "Term Expiration Date"). Notwithstanding the above, Tenant's Base Rent and Additional Rent obligations shall commence on July 1, 1994 or 2 months following the date of delivery of possession of the Premises to Tenant with Landlord's Work substantially complete. Landlord shall deliver the Premises free from all tenancies and occupancies and free from all suits, complaints, reports, notices or orders with respect to violations of any federal, state, municipal, or other governmental laws and regulations.

          On the expiration date, or earlier termination date of this Lease, Tenant shall quit and surrender the Premises, broom clean, and in good condition and repair, excepting only reasonable wear and tear, together with all alterations, fixtures, installations and improvements which may have been made in or attached on or to the Premises, or the Buildings (as provided for elsewhere in this Lease), except for damages caused by fire or other casualty or the elements, and except for improvements, installations, etc., which Tenant is required to remove in accordance with other provisions of this Lease. Upon surrender, Tenant may remove any of its trade fixtures, provided that it repairs any structural damage to the Premises, or Buildings, as the case may be, caused by such removal.

          (b) Prior to the Term Commencement Date, Landlord shall construct or install in the Premises the improvements to be constructed or installed by Landlord, at Landlord's cost and expense, as set forth in the Term Sheet in accordance with plans and specifications to be attached hereto as Exhibit "F" (It is understood by Tenant and Landlord that after the execution of this Lease, the Landlord will furnish the plans and specifications which will be attached hereto as Exhibit "F" upon approval of the supervisory engineer of Tenant as set forth below.) The improvements shall be completed in a good and workmanlike manner and comply with all applicable laws, ordinances, rules and regulations of government authority. Landlord agrees to expend not less than $2.4 million dollars for improvements and alterations to be completed in accordance with the plans and specifications to be attached hereto as Exhibit "F" above described. To the extent that $2.4 million is not expended for such improvements and alterations, the Base Rent set forth in Section 6 of this Lease shall be reduced and prorated proportionately by the amount of the difference between actual expenditures and the sum of $2.4 million over the first six (6) years of the Lease Term. A supervisory engineer designated by Tenant and selected by the Special Committee of Tenant shall, at Tenant's sole cost and expense, audit and monitor the expenditures of Landlord for the purposes of determining and certifying the total dollar amount expended by Landlord for the improvements and alterations set forth in Exhibit "F" attached hereto. Landlord shall fully cooperate in furnishing all information needed by the supervisory engineer of Tenant for the purposes of said engineer's certification to the Special Committee.

          This Lease is contingent upon approval by the supervisory engineer of Tenant, within a reasonable period of time following receipt, of plans and specifications to be furnished by Landlord and to be attached hereto as Exhibit "F" as above described.

          Said Supervisory engineer shall be authorized to review and monitor the work being performed by the Landlord, its agents and contractors, and said supervisory engineer shall report to the Special Committee with respect to the compliance of the work being performed in accordance with said plans and specifications to be attached hereto as Exhibit "F", and, where required, that a certificate of occupancy from the City of Rochester has been issued. The supervisory engineer of Tenant shall have the authority to approve substantial completion of the Premises prior to commencement of the Lease term, provided that a "punch list" of items remaining to be performed by Landlord has been approved by said supervisory engineer, and a completion date has been agreed upon by both the supervisory engineer and Landlord for completion of all items on said "punch list".

          (c) Tenant agrees to perform or cause to be performed all other work necessary for the completion of the Premises, at Tenant's cost and expense, including those items set forth in the Term Sheet, in a good and workmanlike manner and in compliance with all applicable laws, ordinances, rules and regulations of Landlord and of governmental authorities, and in accordance with plans and specifications submitted and approved by Landlord. Such plans shall be annexed hereto as Exhibit "G".

          (d) Landlord and Tenant agree, upon demand of the other, to execute a declaration in the form attached hereto as Exhibit C and made a part hereof by reference, expressing the Term Commencement Date and Term Expiration Date.

                   5.  EXTENSION OF TERM BEYOND INITIAL TERM
                       -------------------------------------

          Provided: Tenant shall not be in default of any material terms or conditions of this Lease beyond any applicable cure periods; this Lease is in full force and effect; and Tenant is in possession of the Premises, Tenant shall have the option to extend this Lease (hereinafter the "Extended Term") commencing July 1, 2004 and, unless sooner terminated as herein provided, ending on June 30, 2009 (hereinafter, respectively, the "Extended Term Commencement Date" and the "Extended Term Expiration Date") by giving Landlord written notice of its intention to do so at least six (6) months prior to the end of the Initial Term, upon the same terms and conditions as herein stated and at the rental rate of $10.50 per square foot of the Premises ("Extended Term Base Rent").

                    5(A).  EARLY TERMINATION OF INITIAL TERM
                           ---------------------------------

          Provided Tenant shall not be in default of any of the material terms or conditions of this Lease beyond any applicable cure periods, Tenant shall have the option to terminate this Lease effective the end of any month after the end of the 61st month of the

Initial Term, by giving Landlord written notice of its intention to do so at least six (6) months in advance of the applicable termination date.

          The payment due Landlord by Tenant required to exercise an early termination of this Lease shall be reduced by twenty percent (20%) for terminations effective the seventy-fourth (74th) month of the term of this Lease, and an additional twenty percent (20%) after each twelve (12) month period thereafter. To be effective, Tenant must forward to Landlord, at the time of any such election, payment equal to twelve (12) months' Base Rent together with an additional payment equal to the Additional Rent for the immediately preceding twelve months, both subject to the cumulative percentage annual reduction referred to in this section. Such notice of termination shall not be effective unless accompanied by said payments. Notwithstanding anything to the contrary contained in this section, Tenant shall not be required to make any early termination payment if Tenant terminates this Lease pursuant to Sections 8 or 13 of this Lease.


                           6.  RENT, ADDITIONAL RENT
                               ---------------------

          (a) Tenant shall pay to Landlord throughout the Initial Term and Extension Term, if any, of this Lease, as rental for the Premises, the Base Rent as follows:

          Base Rent:

          $507,682.00/yr. years 1-2 (based on $7.00 p.s.f.)
          $616,471.00/yr. years 3-5 (based on $8.50 p.s.f.)
          $688,997.00/yr. years 6-10 (based on $9.50 p.s.f.)

          Monthly Installment Amount:

          $42,306.83/mo. years 1-2
          $51,372.58/mo. years 3-5
          $57,416.42/mo. years 6-10

          Extended Term Base Rent: $761,523.00/yr. (based on $10.50 p.s.f.) $63,460.25/mo.

in the manner and on the terms specified in this Lease, without deduction or set-off, and without prior notice or demand. Notwithstanding the above, Base Rent for the initial two (2) months of the term shall be waived.

          (b) Tenant shall pay, as Additional Rent to Landlord, throughout the Initial and Extension Term, if any, of this Lease, Tenant's Percentage Share (as determined in accordance with Section 1(1)) of this Lease) of Operating Expenses and Property Taxes, (as such terms are defined in this Lease), in the manner and on the terms specified in this Lease, without deduction or setoff, and without prior notice or demand.

     Notwithstanding any of the above provisions, Landlord represents that Tenant's Additional Rent for Property Taxes and operating expenses shall not exceed the sum of $1.25 per square foot for Lease Year 1 and $1.60 per square foot for Lease Year 2, exclusive of janitorial costs for Tenant's Premises (which are detailed in Section 8 of this Lease) and Security Costs (which are detailed in Section 43 of this Lease). Any increase in the amount of Property Taxes based upon any improvements or additions made by future tenants to the Buildings shall not be included in determining Tenant's share of Property Taxes.

          Tenant's Percentage Share of Property Taxes shall be payable on the later of the last day of the month in which Landlord renders a statement for same, or thirty days after Tenant's receipt of such statement. A copy of the property tax bill for the Property Taxes submitted to Landlord shall be conclusive evidence of the Property Taxes levied against the property.

          Tenant's Percentage Share of Operating Expenses shall be payable in monthly installments, at the time and in the manner payments of Base Rent are made. For the initial Lease Year, Landlord shall bill Tenant an amount reasonably estimated to equal Tenant's pro-rata share of Operating Expenses for the first Lease Year. Within 60 days after the end of the first Lease Year, Landlord shall determine the actual Operating Expenses for that period. Any excess amounts paid by Tenant shall be refunded by Landlord, and any shortfalls shall be paid by Tenant with the next due installment of base rent. Thereafter, Tenant's pro-rata share of Operating Expenses shall be paid in equal and consecutive monthly installments, at the time and in the manner payment of Base Rent are made, and shall be based on the actual year's payments, with reasonable estimates for increases.

          Provided Tenant is not in default of any of the material terms and conditions of this Lease, Tenant shall have the right, on reasonable advance notice to Landlord, to review Operating Expenses upon which Tenant's percentage share have been calculated. The Operating Expenses shall be subject to audit by Tenant for a period of two (2) lease years after the lease year in question, after which time Landlord's statement shall be final and conclusive. Such audit shall be conducted at Tenant's sole expense.

          (c) The installment of the Base Rent first due for the Initial Term of the Lease shall be paid by Tenant to Landlord on the Rent Commencement Date. Base Rent shall be paid to Landlord on or before the first day of each and every successive calendar month after the Rent Commencement Date month during the Initial Term and any Extension Term of this Lease. In the event the Rent Commencement Date is other than the first day of a calendar month or the Term Expiration Date is other than the last day of a calendar month, then the monthly Rent first due for the first and last fractional months of the Initial Term or any applicable Extended Term shall be prorated by multiplying the monthly Rent by a fraction, the numerator of which is the number of days of the partial month included in the

Initial Term or any applicable Extended Term and the denominator of which is the total number of days in the full calendar month.

          (d) Rent shall be paid to Landlord at Landlord's address for notices hereunder or to such other person or entity or at such other place as Landlord may from time to time designate in writing.


                    7.  COMPLIANCE WITH LAWS/USE OF PREMISES
                        ------------------------------------

          The Premises shall be used by Tenant for general office use, as well as use for telecommunications operations and related services (including, but not limited to, transmissions, switching, and testing) for a telephonic switching center and voice, data and other telecommunications services, including also the use of data processing equipment required for the successful operation of such center and services, as well as the use of various transmission mediums including, but not limited to, fiber optic, metallic, and radio transmission mediums, including the installation of any business system or systems necessary or incident to the support of such switching and/or transmission systems and services, including facilities for the maintenance, storage, and repair of such transmission systems and services, as well as all other business uses of Tenant incident to Tenant's use of the Premises, all subject to governmental regulations, as applicable. During the Initial Term and any Extended Term of the Lease, Landlord and Tenant shall comply with all governmental regulations regarding Tenant's use and occupancy of the Premises and the Buildings.


          8.  SERVICES
              --------

          Landlord agrees to furnish to the Premises and/or Buildings the following utilities and services: (a) heating and cooling units required for the use and occupation of the Premises during normal Business Days and Business Hours which Landlord represents can be operated at temperature levels sufficient to maintain interior temperatures as set forth in Exhibit "F" (subject to the precision air references in Exhibit "F") (Landlord's Work) compatible with normal standards of comfort, together with necessary control devices to regulate the same in the Premises; (b) hot and cold water suitable for drinking, lavatory, toilet and ordinary cleaning purposes; (c) gas and electricity suitable for the intended use of the Premises; (d) janitorial services in and about the Premises, pursuant to specifications set out in Exhibit D attached hereto and made a part hereof by reference; and elevator service. Additionally, Landlord shall manage, operate and administer the Buildings of which the Premises are a part. At Landlord's cost and expense, Landlord shall cause separate water, electric, steam, and gas meters to be installed for the Premises. Tenant shall be responsible for maintaining the meters and for paying, before delinquency, all utility bills for the Premises.

          Tenant shall have the right from time to time, subject to Landlord's reasonable approval, at Tenant's sole expense, to install additional connection lines for its telecommunication operation, systems, and services, as defined in
Section 7 above, and to perforate foundation or other walls (provided such perforation does not affect the structural integrity of the building and/or Buildings of Landlord of which the Premises form a part), and continue said connections to the Premises, provided that such connections are safely and properly installed, do not adversely interfere with any other services and utilities which Landlord provides to other Tenants; further provided that said connections comply with all state and municipal codes and any other governmental requirements, and further provided that Landlord receives and approves, without any unreasonable delay, all of Tenants plans for such work. Tenant shall be responsible for installing such connections in a safe, proper and workmanlike manner, and Tenant shall hold Landlord harmless and indemnity Landlord for any liabilities of any kind resulting from such installation and use of such lines, etc. Nothing herein shall be deemed to imply a right of access through another Tenant's premises.

          In the event that the connections, lines and receiving devices for Tenant's business operations and systems, as defined in Section 6 above, are interfered with by the Landlord, its agents, employees or servants, the Landlord shall correct the interference within two (2) business days of receipt of notice of such interference from the Tenant. In the event that the Landlord is unable or unwilling to correct the interference, the Tenant may terminate the Lease and all Rent shall abate as of the date of termination. Any termination of the Lease by the Tenant must be exercised within sixty (60) days of the date of the notice informing the Landlord of the interference or else the right of termination shall be deemed to have been waived by the Tenant. The Tenant shall vacate the Premises within sixty (60) days of the date of termination of the Lease. As of that date which the Tenant vacates the Leased Premises, the Lease shall be null and void and neither party shall have any liability or responsibility to the other.

          Notwithstanding the above, Tenant shall be responsible for any heating and cooling equipment requirements for computer rooms, equipment rooms and other special, non-general office areas.

          Tenant shall maintain and operate the heating and cooling units properly. Tenant may operate the heating and cooling units before and after normal Business Days and Business Hours, provided Tenant is responsible for the payment of all utilities incurred as a result of such use.

          Tenant shall pay to Landlord, as Additional Rent, for the janitorial services set forth in Exhibit D, the sum presently estimated at $.52 per square foot of the Premises per year, in equal and consecutive monthly installments of $3,142.80 due and payable at the time and in the manner Base Rent and Extended Term Rent, if any, are due and payable. Said sum shall be increased or decreased to reflect increases or decreases in the cost to Landlord for janitorial services. Tenant, on at least sixty (60) days' written notice to Landlord, may elect to provide janitorial services for the Premises, in which case: (i) the charge for such services billed to Tenant by Landlord shall discontinue effective the latter of sixty (60) days after notice is received by Landlord or when Landlord is no longer responsible to provide and pay for said janitorial services for the Premises; and (ii) Tenant warrants and represents that the replacement janitorial services in Exhibit D, provide them in a commercially reasonable manner, and provide them solely at Tenant's cost and expense; and
(iii) Tenant shall provide Landlord with a copy of the executed service contract with Tenant's janitorial service for the Premises for the period such services are rendered/to be rendered; and (iv) Tenant agrees to indemnify and hold Landlord harmless from and against any and all claims, damages, suits, etc. of any kind whatsoever related in any way to the contracting with or performance of services by Tenant's janitorial services; and (v) Tenant shall provide Tenant's janitorial service's insurance certificate naming Tenant and Landlord as additional insureds with coverages reasonably acceptable to Landlord.

          Landlord shall be liable for, and Tenant shall be entitled to, a reduction in Rent or any applicable Extended Term Rent due hereunder by reason of Landlord's failure to provide such utilities and services resulting from the negligent or willful misconduct of Landlord or its employees. Any failure or delay within Landlord's control which shall materially adversely affect Tenant's business or prohibit Tenant's use of the Premises for a continuous period exceeding seventy-two (72) hours, excluding weekends and holidays, shall be subject to an abatement of Rent by the percentage of the Premises reasonably deemed unusable, and this abatement shall continue until Landlord shall cause the same to be repaired and the Premises become usable by Tenant. Landlord shall not be responsible for any failure or delay outside of its control such as a failure of a public utility to provide services to the Buildings.

          Except as specifically provided for in this Lease, Landlord shall not be liable for any interruption or failure in the supply of utilities services to the Premises unless the interruption or failure is caused by Landlord's negligence or willful misconduct. If the interruption or failure is caused by Landlord's willful misconduct, and as a result thereof Tenant is unable to conduct business at the Premises, Landlord's liability shall be limited to the actual damages incurred by Tenant, but not for any consequential or incidental damages.


                                  9.  PARKING
                                      -------

          Landlord shall provide to Tenant access to common parking facilities including, initially, 150 parking spaces for Tenant's use. Parking spaces shall be provided as follows: 3 spaces per 1,000 square feet of the Premises. Tenant acknowledges that Landlord will provide Tenant up to a total of 240 spaces (based on 3 per 1,000 square feet of the Premises), but that construction of any spaces over the initial 150 shall be subject to advance notice by Tenant and availability of paving weather.

                          10.  ACCESS TO THE PREMISES
                               ----------------------

          Tenant and its employees shall have access to the Premises twenty-four
(24) hours a day, seven (7) days a week. During non-Business Hours Landlord may restrict access to only those individuals designated by Tenant to Landlord. Landlord may require such individuals to show a badge or identification card issued by Tenant.


                          11.  COMMON AREA MAINTENANCE
                               -----------------------

          Landlord shall use reasonable diligence to maintain or cause to be maintained the Common Areas. Landlord shall operate, manage, equip, light, repair and maintain each Common Area for its intended purpose. Tenant, its agents, customers, employees and invitees, shall have the non-exclusive right in common with Landlord and all others to whom Landlord has granted or may hereafter grant rights to use the Common Areas subject to such reasonable rules and regulations as Landlord may from time to time impose. Landlord shall be solely responsible for compliance with all Applicable Laws, including, but not limited to, the Americans with Disabilities Act and any regulations promulgated thereunder, with respect to the Common Areas. Landlord shall not make any changes to the access, parking configuration, or design of the common areas at the time of the execution of this Lease, which materially, adversely affects access to or visibility from the Premises, without the express written consent of Tenant.

          Notwithstanding any of the other terms contained in this paragraph or in the definition of Operating Expenses under Term Sheet 9.2. the Tenant reserves the right, upon sixty (60) days' written notice to Landlord, to elect to provide its own snowplowing for its designated parking area, in which case
(i) the charge for such services billed to Tenant by Landlord shall discontinue effective the latter of sixty (60) days after notice is received by Landlord or when Landlord is no longer responsible to provide and pay for said snowplowing services for the Premises; and (ii) Tenant warrants and represents that the snowplowing services which it will provide will be done solely at Tenant's sole cost and expense; and (iii) Tenant shall provide Landlord with a copy of the executed Service Contract with Tenant's snowplowing contractor for the period such services are rendered/to be rendered; and (iv) Tenant agrees to indemnify and hold Landlord harmless from and against any and all claims, damages, suits, etc. of any kind whatsoever related in any way to the contracting with or performance of services by Tenant's snowplowing services; and (v) Tenant shall provide Tenant's contractor's insurance certificate naming Tenant and Landlord as additional insureds with coverage reasonably acceptable to Landlord. To the extent that future tenants use the designated parking area. Landlord shall provide snowplowing services, and Tenant will receive a pro-rata reduction for the cost of said snowplowing services.

                                 12.  IMPROVEMENTS
                                      ------------

          Except for the initial improvements to the Premises pursuant to Exhibits F and G, Tenant, at Tenant's sole expense, may make, with the consent of Landlord, non-structural alterations and improvements to the interior of the Premises and shall retain title to anything it may place or install in the Premises, including, without limitation, drapes, furniture, counters, shelving, fixtures, work stations, removable partitions, equipment or business machines. Tenant shall give notice to Landlord of all proposed alterations and improvements to the interior of the Premises at least twenty (20) days prior to the commencement of any such work for Landlord's review and comments, which approval shall not be unreasonably withheld or delayed. If Landlord fails to consent or otherwise comment to Tenant within fifteen (15) days after receipt of Tenant's complete plans and specifications, Tenant may proceed with such work as if Landlord had consented. All such work by Tenant shall be performed in a good and workmanlike manner and in accordance with all applicable codes and regulations.

          Except as otherwise provided elsewhere in this Lease, at the expiration or termination of this Lease as herein provided, Tenant may remove all such improvements, excluding permanent Leasehold improvements, fixtures, and wiring, piping, etc., installed and paid for by Tenant in accordance with this Lease, and deliver the Premises to Landlord in as near as reasonably possible to the condition as of the date of possession, except for ordinary wear and tear. Any improvements or alterations (see Section 30, for example) by Tenant not in the Premises shall be removed by Tenant, and the Buildings shall likewise be repaired. If Tenant leaves any such removable items on the Premises after termination of its occupancy without the written consent of Landlord, they shall at the option of Landlord become the property of the Landlord, or Landlord may cause such items to be removed, at Tenant's sole cost and expense.


                                  13.  REPAIRS
                                       -------

          Landlord shall maintain the Buildings in a good state of repair, including, but not limited to: (a) repairs and replacements to the structural portions of the Buildings, including the roof foundation and exterior walls of the Buildings, (b) repairs and replacements necessitated by Landlord's acts or negligence, (c) damage or destruction caused by fire or any other perils that normally are insured under extended coverage endorsements issued in the area where the Premises are located, whether or not due to Tenant's negligence, (d) repairs and replacements to the parking lot areas and landscaped areas, and (e) repairs and replacements, though non-structural, necessitated by Landlord's acts or negligence, (f) repairs and replacements directly resulting from Landlord's failure to repair as required hereunder and (g) repairs and replacements caused by ordinary wear and tear to the Common Areas.

          Except as otherwise provided in Section 23 hereof, in the event a repair or replacement cannot be accomplished by Landlord within a period of ninety (90) days from the date of notice from Tenant, or in the event Landlord fails to complete the repair or replacement within a period of ninety (90) days from the date of notice from Tenant, Tenant may, at its option, either (i) prior to completion of any such repair or replacement, cancel this Lease by giving Landlord written notice, and thereafter neither party shall have any rights, duties or obligations hereunder, or (ii) Tenant may take such steps as may be necessary to cure Landlord's default, in which event Tenant shall be entitled to recover from Landlord the monies so reasonably expended by Tenant together with reasonable interest thereon from the date such monies were expended by Tenant until the date paid. Notwithstanding the foregoing, if the nature of Landlord's obligation is such that more than ninety (90) days are required for performance, Landlord shall not be in default if Landlord commences performance within such ninety (90) day period and thereafter diligently proceeds to completion. Notwithstanding the above, if Tenant cannot reasonably, substantially operate Tenant's business from the Premises because of a failure of repair or replacement by Landlord for a period of 150 days or more from the date Landlord commences performance, then Tenant can terminate this Lease on ten (10) days' written notice to Landlord, after such 150 days.


                        14.  RIGHT OF ENTRY BY LANDLORD
                             --------------------------

          Landlord and its agent may enter the Premises during Business Hours to inspect the same; to make repairs, alterations, improvements or additions or to perform such maintenance as required by the Lease or advisable to preserve the integrity, safety and good order of part or all of the Premises or the Buildings. Entry by Landlord is conditioned upon Landlord giving at least twenty-four (24) hours advance notice to a Manager of Tenant located at the Premises, except in an emergency; promptly finishing any work for which it entered; and causing the least practical interference to Tenant's business. In the event Landlord enters the Premises in an emergency without advance notice to Tenant, Landlord shall promptly thereafter notify a Manager of Tenant located at the Premises of the reason for such entry and the corrective or necessary action taken with respect to such emergency.


                              15.  INDEMNIFICATION
                                   ---------------

          Landlord shall indemnity and save harmless Tenant and its parent, subsidiaries and affiliates and their respective officers, directors, employees and agents (herein collectively referred to as the "Indemnitees") from and against any and all suits, liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys' fees, which may be imposed upon or incurred by or asserted against Indemnitees as a result of or arising out of Landlord's failure to perform any covenant or agreement required to be performed by Landlord under this Lease Agreement or caused by the negligence or willful misconduct of Landlord, its agents or employees.

          Tenant shall indemnify and save harmless Landlord, its officers, directors, employees and agents, from and against any and all suits, liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys' fees, which may be imposed upon or incurred by or asserted against Landlord by reason of any occurrence caused by the negligence or willful misconduct of Tenant, its agents, employees, directors, servants, contractors or invitees which arises out of Tenant's lease of the Premises and its operations thereon.

          Notwithstanding the foregoing two paragraphs of this Section 15, Landlord and Tenant release each other from any claims either party ("Injured Party") has against the other to the extent the claim is covered by the insurance the Injured Party is required to carry under Section 15 of the Lease


                                 16.  INSURANCE
                                      ---------

          Landlord during the Initial Term of this Lease and any applicable Extended Term of this Lease shall insure the Buildings, including improvements, by means of an insurance policy covering at least the perils of fire, lightning, explosion, windstorm, hail, smoke, aircraft damage, vehicular damage, riot, civil commotion and vandalism in the amount of the full replacement value of the Buildings (exclusive of the cost of excavation, foundations and footings), as the value may exist from time to time. Landlord shall, at Tenant's request, furnish a certificate of insurance evidencing the above coverage. Such certificate shall contain a clause that such policy and the coverage evidenced thereby shall be primary with respect to any policies carried by Tenant, and that any coverage carried by Tenant shall be excess insurance.

          Tenant, during the Initial Term of this Lease and any applicable Extended Term of this Lease, shall keep its personal property and trade fixtures in the Premises insured for at least the perils of fire, lightning, explosion, windstorm, hail, smoke, aircraft damage, vehicular damage, riot, civil commotion and vandalism. Such certificate shall contain a clause that such policy and the coverage evidenced thereby shall be primary with respect to any policies carried by Landlord, and that any coverage carried by Landlord shall be excess insurance.

          Each party shall maintain during the Initial Term of this Lease and any applicable Extended Term of this Lease commercial general liability insurance (which includes, but is not limited to, contractual liability coverage) covering claims for bodily injury and property damage occurring on, in or about the Premises, with limits of at least $2,000,000 combined single limit per occurrence.

          Each policy or a certificate therefor required under this Section 16 shall name the other party as an additional insured as respects the Premises and the provisions of Section 15 of this Lease, and shall contain an agreement by the insurer that such policies shall not be canceled without at least thirty (30) days' prior written notice to the other party. Certificates evidencing such policies shall be delivered by Tenant to Landlord and by Landlord to Tenant upon the other party's written request.

          All policies required herein shall be procured from insurance companies licensed in the state where the Premises are located and shall be listed in the current "Best's Insurance Guide" as possessing a minimum policyholder's rating of "A" and a financial category no lower than "VI" ($25 million to $50 million of adjusted policyholder's surplus).


                                17.  SUBROGATION
                                     -----------

          Each party releases and waives on behalf of itself and on behalf of the insurers of such party's property, any and all claims and any rights of subrogation of any such insurer against the other party, its employees and agents for loss (other than loss or damage resulting from the willful act of such other party, its employees and agents) sustained from any peril to property required to be insured against herein, whether or not such insurance is actually in force, or from any peril to property actually insured against, though not required to be under this Lease. The policies of the respective parties shall contain an express waiver of subrogation to this effect.


                          18.  LIENS AND ENCUMBRANCES
                               ----------------------

          Tenant shall promptly pay for all improvements installed on the Premises by Tenant and shall cause no mechanic's or construction lien to be imposed on the Premises, provided, however, that if Tenant shall, in good faith, contest any charge of a laborer, mechanic, subcontractor or materialman, Tenant may contest such charge after paying the claimed amount into an escrow account to protect Landlord from any adverse decision.


                               19.  HOLDING OVER
                                    ------------

          It is expressly understood by Tenant that Tenant's right to possession of the Premises under this Lease shall terminate on the expiration or earlier termination of the Initial Term or, if applicable, any Extended Term, and should Tenant continue thereafter to remain in possession Landlord shall be entitled to the benefits of all provisions of law with respect to summary recovery of possession from a holdover Tenant. Tenant shall indemnify and save harmless Landlord from any claim, damage, expense, cost or loss, which Landlord may incur by reason of such holding over, including, without limitation, any claim of a succeeding Tenant, or any loss by Landlord with respect to a lost opportunity to re-lease the Premises.

          Any holding over by Tenant beyond the Initial Term or, if applicable, any Extended Term, shall give rise to a tenancy from month to month at a monthly rent equal to one hundred fifty percent (150%) of the monthly Rent during the last year of the Initial Term or applicable Extended Term, and all other provisions of this Lease shall continue.


                         20.  ASSIGNMENT AND SUBLETTING
                              -------------------------

          Provided Tenant is not in material default of this Lease, Tenant may assign this Lease, sublet the Premises or permit any other party to occupy the Premises provided Landlord consents to same in writing, which consent shall not be unreasonably withheld or delayed. Notwithstanding the preceding sentence, Tenant may, without the prior approval of Landlord, assign this Lease or sublet the Premises or any portion thereof to any corporation or entity which controls, is controlled by, or is under common control with Tenant, or to any corporation resulting from the merger or consolidation with Tenant, or to any person or entity which acquires substantially all of the assets of Tenant; provided that no such assignment or sublease shall act as a release of Tenant from any of the provisions, covenants and conditions on the part of Tenant to be kept or performed under this Lease.

          No transfer or subletting, including one to which Landlord has consented, shall be effective unless and until:

          A.   Tenant gives notice thereof to Landlord; and

          B.   The transferee, assignee or sublessee shall deliver to Landlord:

                  (i) a written agreement in the form and substance reasonably satisfactory to Landlord pursuant to which the transferee, assignee or sublessee assumes all of the obligations and liabilities of Tenant under this Lease; and

                 (ii) a copy of the assignment, agreement or sublease.

          The withholding of consent by Landlord shall not be deemed unreasonable if:

                  (i) the creditworthiness of the proposed assignee or sub-
                      tenant is unsatisfactory, in Landlord's reasonable opinion;

                 (ii) the proposed use and operation of the Premises by the proposed assignee or sublessee is, in the reasonable opinion of the Landlord, not compatible with the character and use of the Buildings; and

                  (iii) such assignment or subletting would violate any provisions of any other lease with Landlord in the Buildings, or with any financial or insurance obligations of Landlord with respect to the Buildings.

          The granting of consent by Landlord to any assignment or subletting shall apply only to the specific transaction thereby authorized and shall not relieve Tenant from the requirement of obtaining prior written consent of Landlord to any further assignment or sublease, nor shall the granting of consent in one instance imply or confer any right or obligation to grant consent again.


                           21.  DEFAULT AND RE-ENTRY
                                --------------------

          If, during the term of this Lease, Tenant shall:

          (a) fail to pay any installment of the Rent or Extended Term Rent as and when the same becomes due and payable, and such default shall continue for a period of ten (10) Business Days following Landlord's written notice of same, or

          (b) default in its performance of or compliance with any of the other agreements, terms or conditions of this Lease, and such default shall continue for a period of thirty (30) Business Days after notice by Landlord to Tenant; provided that if the nature of Tenant's obligation is such that more than thirty (30) Business Days are required for performance, Tenant shall not be in default if Tenant commences performance within the thirty (30) Business Day period and thereafter diligently proceeds to completion;

          (c)  transfer this Lease or Tenant's interest therein in violation of
               Section 20 of this Lease;

then Landlord may at its option, by written notice to Tenant, terminate this Lease effective the date of the giving of such notice, on which the Initial Term or any applicable Extended Term of this Lease shall terminate; and thereupon, on such date, unless such default shall have been cured, all rights of Tenant under this Lease shall terminate in all respects as if the date fixed in such notice were the date originally fixed in this Lease for the termination or expiration thereof.

          This Lease and the term are expressly subject to conditional limitation that upon the happening of any one or more of the aforementioned events of default, Landlord, in addition to the other rights and remedies it may have, shall have the right to immediately declare this Lease terminated and the term ended, in which event, all of the right, title and interest of Tenant hereunder shall wholly cease and expire upon receipt by Tenant of a notice of termination. Tenant shall then quit and surrender the Premises to Landlord in the manner and under the conditions as provided for under this Lease, but Tenant shall remain liable as hereinafter provided.

          If this Lease is terminated as aforesaid, Tenant nevertheless covenants and agrees notwithstanding any entry or re-entry by Landlord whether by summary proceeding, termination or otherwise, to pay and be liable for on the days originally fixed herein for the payment thereof, amounts equal to the several installments of Base Rent (and Extended Term Rent, if any) and any other rents and charges called for under this Lease, as they would, under the terms of this Lease, become due if this Lease had not been terminated or Landlord had not entered or re-entered as aforesaid, and whether the Premises be relet or remain vacant in whole or in part or for a period less than the remainder of the term, and for the whole thereof. Landlord shall use reasonable efforts to attempt to relet the Premises. However, this shall not be construed as a condition precedent of leasing other space in the Buildings. In the event the Premises be relet by Landlord, Tenant shall be entitled to a credit (but not in excess of the Base Rent, and Extended Term Rent, if any) and any other rent and charges due pursuant to the terms of this Lease in the net amount received by Landlord in reletting the Premises after deduction of all expenses and costs incurred or paid as aforesaid in reletting the Premises and collecting the rent in connection therewith.

          In the event Landlord commences any proceedings for the recovery of possession of the Premises or to recover for non-payment of Base Rent (or Extended Term Rent, if any), or other rent and charges due pursuant to the terms of this Lease, Tenant shall not interpose any non-compulsory counterclaim in any such proceeding. This may not, however, be construed as a waiver of Tenant's right to assert such claim in any separate action or actions initiated by Tenant. Further, Tenant expressly waives any right to trial by jury in consideration of Landlord entering into this agreement with Tenant.

          In the absence of any written agreement to the contrary, if Tenant should remain in occupancy of the Premises after the expiration, termination or any renewal of this Lease, it shall so remain as a Tenant, from month to month, and all provisions of this Lease applicable to such tenancy, shall remain in full force and effect, except that the Base Rent shall be an amount equal to 1.5 times the Base Rent then in effect for the Premises.

          No failure by Landlord to insist upon the strict performance of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term and condition, and this Lease shall continue in full force and affect with respect to any other then existing or subsequent breach thereof.

          Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity by statute or otherwise.


                               22.  CONDEMNATION
                                    ------------

          The term "Taking" shall mean a taking during the Initial Term or any applicable Extended Term of this Lease of all or part of the premises as the result of condemnation or eminent domain. The term "Date of Taking" shall mean the date on which the condemning authority is entitled to possession.

          In the event of a Taking of either the fee of, or the temporary use of, or a perpetual easement upon, all of the Premises, this Lease shall expire as of the Date of Taking. In the event of a Taking of either the fee of, or the temporary use of, or a perpetual easement upon, less than all of the Premises, this Lease shall continue in full force and effect for the remainder of the Premises, except that the Rent or any applicable Extended Term Rent shall be reduced by an amount proportionate to the total area of the Premises so taken as against the total area demised hereunder; provided that if Tenant shall reasonably determine that the remaining portions of the Premises cannot be suitably used for its intended purposes, and shall forward a notice to Landlord of such determination within thirty (30) days after the Date of Taking, this Lease shall expire as of the Date of Taking, and Tenant shall promptly vacate the Premises.

          Landlord reserves the right to make a claim directly to the condemning authority for damages sustained by Landlord as a result of such Taking.
Further, Landlord shall refund to Tenant any unearned Rent paid in advance as of the Date Tenant vacates the Premises due to Taking and all of Tenant's liability hereunder shall cease from and after the date Tenant vacates the Premises.

          Tenant shall be entitled to make a separate claim directly to the condemning authority for damage sustained by Tenant due to such Taking, including but not limited to, compensation for the value of the unamortized cost of improvements paid for by Tenant, personal property of Tenant, and Tenant's lost good will and relocation costs.

          Each party shall seek its own award, at its own expense, and neither shall have any right to the award made to the other. Nothing herein shall prevent Tenant from recovering directly from the condemning authority any damages sustained by Tenant due to such Taking.

                      23.  DESTRUCTION OF LEASED PREMISES
                           ------------------------------

          If the Premises shall be totally destroyed by fire, casualty, or other cause or happening, or if any lawful authority shall order demolition or removal of the Buildings or Premises, so as to render them unfit for Tenant's proposed use, then this Lease shall terminate as of the date of such destruction and all of Tenant's liability hereunder shall cease from and after such date and any unearned Rent paid in advance by Tenant to Landlord shall be refunded to Tenant.

          If the Buildings or Premises shall be partially destroyed by fire, casualty, demolition, removal or other cause or happening, or be declared unsafe by any lawful authority, then they shall be promptly restored or made safe by Landlord and a just portion of the Rent or any applicable Extended Term Rent specified shall abate until they shall have been restored and put in proper condition for Tenant's use and occupancy, except that Landlord shall not be required to expend any sums in excess of the net proceeds of any insurance policy carried by Landlord, and if such sums, in Landlord's reasonable opinion, are inadequate to rebuild or restore the Buildings or Premises, then Landlord may elect not to rebuild or restore and this Lease shall terminate on five (5) days written notice from Landlord. Landlord shall notify Tenant promptly, and no later than forty-five (45) days after any such partial destruction, if Landlord elects to terminate this Lease because of a determination of inadequate insurance proceeds. If the Buildings or Premises shall not be restored or made safe within one hundred twenty (120) days after partial destruction or declaration of unsafe condition, then Tenant, at its option, may cancel and terminate this Lease in its entirety, and all of Tenant's liability hereunder shall cease from and after the date of such destruction or declaration of unsafe condition and any unearned Rent or Extended Term Rent paid in advance by Tenant to Landlord shall be refunded to Tenant.


                              24.  PROPERTY TAXES
                                   --------------

          (a) Landlord will pay in the first instance all Property Taxes (as such term is defined in Section 1(j)) of this Lease) which may be levied or assessed by any lawful authority against land or improvements constituting the Buildings and adjacent land for parking and landscaping. The amounts required to be paid by Landlord pursuant to any payment in lieu of tax agreement entered into with a taxing authority having jurisdiction over the Buildings shall be considered for the purposes of this Lease to be included within the definition of Property Taxes.

          (b) During the term of this Lease, Tenant shall pay to Landlord, as Additional Rent, Tenant's pro-rata share of all Property Taxes. Tenant's initial pro-rata share shall be 27.24% of the Property Taxes as of the first day of the Rent Commencement Date.

          Tenant's pro-rata share of Property Taxes shall be payable on the last day of the month in which Landlord render's a statement of Tenant's pro-rata share for any Property Taxes for which Landlord has received a bill, or 30 days after Tenant's receipt of such statement, whichever shall occur later. A copy of the appropriate bill for the Property Taxes submitted to Landlord shall be conclusive evidence of the property taxes levied against the buildings.

          (c) Landlord may in good faith seek a reduction in the assessed valuation (for Property Tax purposes) of the Buildings or any portion thereof by administrative or legal proceeding. Tenant shall pay to Landlord Tenant's pro-rata share of Landlord's reasonable costs for said proceedings, including counsel fees, appraisal fees and other similar expenses, within twenty (20) days after Tenant's receipt of a statement from Landlord therefore. Tenant's initial pro-rata share of such costs shall be 27.24% (based on 72,526 rentable square feet). Landlord shall reimburse Tenant for Tenant's pro-rata share of any refund of Property Taxes (after deducting any unpaid portion of Tenant's pro-rata share of Landlord's cost for such proceedings) resulting from any proceeding for which Tenant has paid Tenant's pro-rata share of Property Taxes.

          (d) Tenant may elect, at its sole expense, to contest any reassessment affecting the Premises or any tax, levy or special assessment on the Premises, and Landlord agrees to cooperate in such action or contest to the extent Landlord's participation may be necessary, but without any cost to Landlord. If such contesting results in a reduction of Property Taxes on the Buildings or a refund, Landlord shall share pro-rata in such refund and pay a pro-rata share of Tenant's expenses in obtaining such refund or reduction. Nothing herein contained shall be construed, however, to permit Tenant to withhold payment of Property Taxes during the pendency of any such review, it being understood that Tenant must pay taxes pursuant to this Lease.

          (e) Should any alteration or improvement performed by or for Tenant during the term of this Lease cause an increase in assessment, Tenant shall pay to Landlord the full cost of all Property Taxes resulting from such increase in assessment. Any amount paid separately hereunder by Tenant to Landlord shall be in addition to any amounts paid by Tenant pursuant to the above. Any increase in the amount of Property Taxes based upon any improvements or additions made by future tenants to the Buildings shall not be included in determining Tenant's share of Property Taxes.

          (f) Should any governmental taxing authority acting under any present or future law, ordinance or regulation, levy, assess or impose a tax, excise, surcharge or assessment upon or against the rent payable by Tenant to Landlord, or upon or against the Common Areas, whether by way of substitution for or in addition to any existing Property Tax or otherwise, such amount shall be deemed included in the term "Property Taxes" as used in this Lease.

          (g) Tenant shall have the right, upon reasonable advance notice, to review Landlord's calculations pertaining to estimated Property Taxes, and actual annual Operating Expenses and Property Taxes, and the books and records supporting such calculations at the offices of Landlord.


                              25.  QUIET ENJOYMENT
                                   ---------------

          (a) Tenant, subject to the terms and provisions of this Lease and on payment of the rent and other charges due and owing pursuant to this Lease, and observing, keeping and performing all of the terms and provisions of this Lease on its part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold and enjoy the Premises during the Initial Term and any applicable Extended Term hereof on and after the commencement of this Lease without hinderance or rejection by any persons lawfully claiming under Landlord, but it is understood and agreed that this covenant, and any all other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its and the respective ownership of Landlord's interest hereunder.

          (b) With respect to any services to be furnished by Landlord to Tenant, Landlord shall in no event be liable for failure to furnish the same when prevented from doing so by strike, lock-out, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any cause beyond Landlord's control. In no event shall Landlord ever be liable to Tenant for any indirect or consequential damages by reason of Landlord's breach or default of the terms of this Lease.


                               26.  SUBORDINATION
                                    -------------

          Except as set forth in this Section 26, this Lease shall at all times be and remain subject and subordinate to the lien of all mortgages, ground leases and deeds of trust on all or any portion of the Buildings and/or Premises.

          If Tenant is not in default hereunder, Landlord shall cause:

          (a) Any party holding a mortgage, ground lease or deed of trust on any portion of the Buildings or Premises as of the date hereof to execute and deliver to Tenant, a non-disturbance agreement in a form agreeable to Landlord and Tenant pursuant to which the holder of such mortgage or deed of trust will agree not to disturb the possession of Tenant under this Lease upon any foreclosure or exercise of power of sale under such mortgage, ground lease or deed of trust, if Tenant is not then in default thereunder, and that the mortgagee, ground lessor, beneficiary or other person claiming under such mortgage, ground lease or deed of trust will accept the attornment of Tenant thereafter, as long as Tenant is not then in default; and

          (b) Any party acquiring a mortgage, ground lease or deed of trust on any portion of the Buildings or Premises after the date hereof to execute and deliver to Tenant a commercially reasonable non-disturbance agreement within thirty (30) days of such party's acquiring such mortgage, ground lease or deed of trust pursuant to which the holder of such mortgage, ground lease or deed of trust will agree not to disturb the possession of Tenant under this Lease upon any foreclosure or exercise of power of sale under such mortgage, ground lease or deed of trust, if Tenant is not then in default thereunder, and that the mortgagee, beneficiary or other person claiming under such mortgage, ground lease or deed of trust will accept the attornment of Tenant thereafter, as long as Tenant is not then in default.

               Tenant agrees that as to the mortgagee, ground lessor beneficiary or any other person claiming under a mortgage or deed of trust to which Tenant has subordinated to Landlord's interest under this Lease, Tenant will recognize such mortgagee, ground lessor beneficiary or other person as its Landlord under the provisions of this Lease, provided that such mortgagee, ground lessor beneficiary or other person, during the period in which it shall be in possession of the Premises, and thereafter its successors in interest, shall assume all of the obligations of Landlord hereunder and shall have executed and delivered the non-disturbance agreement referred to above.


               27.  ESTOPPEL CERTIFICATE BY TENANT
                    ------------------------------

          Upon not less than thirty (30) days' prior written notice by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate in substantially the form attached hereto as Exhibit E and made a part hereof by reference.


                      28.  CONSENT BY LANDLORD
                           -------------------

          Landlord covenants with Tenant that any consent or approval required of Landlord herein shall not be withheld or delayed unreasonably.

                      29.  HAZARDOUS SUBSTANCES
                           --------------------

          Landlord has provided Tenant with copies of Landlord's environmental reports of the condition of the Buildings, and to the best of Landlord's knowledge and belief, there are no present hazardous or toxic substances at the Buildings which require remedial action. If hazardous or toxic substances or contaminants are discovered in, on or beneath the land or in or on any improvements located on the land of which the Premises is a part, unless placed or caused to be placed by Tenant, its employees, servants or its agents (in which case Tenant shall promptly cause the removal and other necessary remedial action at Tenant's sole cost) Landlord, at Landlord's cost, shall promptly perform appropriate remedial action, to be completed in any event within sixty
(60) days of the identification of the contamination. Upon failure so to complete, Tenant shall have the right, without further cost or obligation, to terminate this Lease upon written notice to Landlord stating the effective date of termination, and all of Tenant's liability hereunder shall cease from and after the date of termination and any unearned Rent or Extended Term Rent paid in advance by Tenant to Landlord shall be refunded to Tenant. Landlord also agrees to hold harmless, indemnify and defend Tenant, and any services of Tenant with equipment and/or materials within the Premises, for any damage to said equipment, property and/or persons, involved in the administration, maintenance and operating of said equipment, as well as injuries to said persons or property caused by any hazardous or toxic substances at the Buildings (unless placed or caused to be placed by Tenant, its employees, servants or agents) and/or caused by Landlord's remedial activities in regard to said hazardous or toxic substances as set forth above.

          Tenant shall not use, store, or bring into the Premises any "hazardous and toxic substances" other than in accordance with applicable law and regulations. For purposes of this section, "hazardous and toxic substances" includes, without limit, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the New York State Environmental Conservation Law, the Resource Conservation and Recovery Act, as amended, and in the regulations adopted and publications promulgated pursuant thereto. Tenant shall not use any equipment or devices which cause or create health risks or hazards as presently known or as determined in the future other than in accordance with applicable law and regulations. Tenant agrees to hold Landlord harmless, indemnify and defend Landlord from and against any claims, actions, suits, etc. made by reason of Tenant's installation and/or use of any such equipment or devices.

                     30.  MICROWAVE DISHES, RADIO ANTENNAS AND
                     OTHER TRANSMISSION/RECEIVING EQUIPMENT
                     --------------------------------------

          Tenant shall have the right to install a microwave dish, radio antenna, or any other form of transmission or receiving equipment incident to Tenant's use as defined in Section 7 above on the roof of the Buildings at Tenant's sole cost and expense. The installation, size and location of such dish, radio antenna, or any other form of transmission or receiving equipment incident to Tenant's use as defined in Section 7 above shall meet the reasonable requirements of Landlord and comply with all governmental requirements (local, state and federal), but prior to any such installation, such specifications and location shall be reviewed and approved by Landlord. Tenant shall in no event be charged any rent for the maintenance of such microwave dish, radio antenna, or any other form of transmission or receiving equipment incident to Tenant's use as defined in Section 6 above on the roof of the Buildings, and shall remove such microwave dish, radio antenna, or any other form of transmission or receiving equipment incident to Tenant's use as defined in Section 6 above at the expiration (or earlier termination) of the Lease, and repair any damage caused.

          Tenant is solely responsible for the maintenance and repair of any microwave dish, radio antenna, or any other form of transmission or receiving equipment incident to Tenant's use as defined in Section 7 above, and Tenant shall be responsible for any damage or deterioration to the Building caused by the installation, operation and use of such equipment. Tenant shall indemnify and hold Landlord and its officers, directors, employees, agents and invitees harmless from and against any and all suits, liabilities, claims, damages, charges and expenses of any kind whatsoever, including reasonable attorneys' fees, which may be imposed upon or incurred by or asserted against Landlord, its officers, directors, employees, agents and invitees as a result of or arising out of Tenant's installation, use and operation of the microwave dish, radio antenna, or any other form of transmission or receiving equipment incident to Tenant's use as defined in Section 6 above.


                                  31.  BROKERS
                                       -------

          Landlord and Tenant hereto represent and warrant to each other that it has dealt with no broker or agent in connection with the negotiations or the consummation of this Lease or any arrangements with respect thereto.


                                  32.  NOTICES
                                       -------

          All notices provided for or desired to be sent by the parties shall be in writing, and shall be deemed to have been fully given when deposited in the United States mail, certified or registered, postage prepaid, or by prepaid overnight mail delivery service providing written evidence of delivery, and addressed as follows:

          to Tenant at: 400 West Avenue, Rochester, New York, or to such other place as Tenant may from time to time designate in a notice to Landlord; with a copy to: Underberg & Kessler, Attn: Frank Crego, Esq., 1800 Lincoln First Tower, Rochester, New York 14604;

          to Landlord at: Suite 400, 39 State Street, Rochester, New York 14614, or to such other place as Landlord may from time to time designate in a notice to Tenant.

          All notices personally delivered shall be deemed received on the date of delivery. The date of notice by certified mail shall be deemed to be the date of certification thereof. The date of notice by overnight mail service shall be the date the airbill is signed by the recipient.


                               33.  RELATIONSHIP
                                    ------------

          The relationship between the parties hereto is solely that of landlord and tenant and nothing contained herein shall constitute or be construed as establishing any other relationship between the parties, including, without limitation, the relationship of principal and agent, employer and employee or parties engaged in a partnership or joint venture. Without limiting the foregoing, it is specifically understood that neither party is the agent of the other and neither is in any way empowered to bind the other to use the name of the other in connection with the construction, maintenance or operation of the Premises, except as otherwise specifically provided herein.


                            34.  COMPLETE AGREEMENT
                                 ------------------

          It is hereby mutually agreed and understood that this Lease contains all agreements, promises and understandings between Landlord and Tenant and that no verbal or oral agreements, promises or understandings shall or will be binding upon either the Landlord or Tenant in any dispute, controversy or proceeding at law, and any addition, variation or modification to this Lease shall be void and ineffective unless in writing signed by the parties hereto.

          If any term or provision of this Lease or the application thereof to any person or circumstance is, to any extent, invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

                         35.  AUTHORITY FOR EXECUTION
                              -----------------------

          (a) If Landlord signs as a corporation, the person or persons executing this Lease on behalf of Landlord do hereby covenant and warrant that Landlord is a fully authorized and existing corporation, that Landlord has and is qualified to do business in the state where the Premises are located, that the corporation has full right and authority to enter into this Lease, and that the person or persons signing on behalf of the corporation were authorized to do so. If Landlord signs as a partnership, the person or persons executing the Lease on behalf of Landlord do hereby covenant and warrant that Landlord is a valid and existing partnership and that the person or persons so executing and initialing as required in this Section 35 have authority to do so on behalf of Landlord in accordance with the Partnership Agreement, and that this Lease is binding upon Landlord in accordance with its terms and enforceable against the assets of the partnership and the general partners, individually.

          (b) This Lease shall not be binding upon the Tenant unless the Term Sheet is executed and the first page of Landlord's Worksheet and the first page of this Lease Agreement is initialed by the President, a Vice President, Secretary or an Assistant Secretary of the Tenant, or by any other person to whom authority to execute or initial any such instrument shall be delegated in writing by any of such officers.


                              36.  BINDING EFFECT
                                   --------------

          The covenants and agreements contained in this Lease are binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and assigns.


                                 37.  EXECUTION
                                      ---------

          Landlord and Tenant have executed this Lease by signing and dating the Term Sheet, and by initialling the first page of this Lease Agreement.


                                   38.  RULES
                                        -----

          Tenant, its employees and invitees, shall comply with the reasonable rules of Landlord, posted from time to time, provided:

          (a) Tenant is given at least ten (10) days' advance notice of such changes;

          (b) they are for the safety, care, order, or cleanliness of the Common Areas;

          (c) they do not unreasonably and materially interfere with Tenant's conduct of its business or Tenant's use and enjoyment of the Premises; and

          (d) they do not require payment of additional moneys.


                               39.  FORCE MAJEURE
                                    -------------

          The period of time during which either party is prevented or delayed in any performance or the making of any improvements or repairs or fulfilling any obligation under this Lease, other than the payment of Base Rent, Extended Term Rent, or any other rent or charges due pursuant to this Lease, due to unavoidable delays caused by fire, catastrophe, strikes or labor trouble, civil commotion, Acts of God, the public enemy, governmental prohibitions or regulations or inability to obtain materials by reason thereof, or any other causes beyond such party's reasonable control, shall be added to such party's time for performance, and such parties shall have no liability by reason of such delay.


                  40.  AMERICANS WITH DISABILITIES ACT OF 1990
                       ---------------------------------------

          The Landlord represents and warrants that:

          A. Landlord and the property of which the Premises form a part are in compliance with the Americans With Disabilities Act of 1990, 42 U.S.C. (S)(S) 12101 et seq. (1992), as amended, and with all applicable rules and regulations promulgated pursuant to the Act, hereinafter referred to as the "ADA".

          B. Covenants and agrees with the Tenant that, so long as this Tenant leases the Premises, the Landlord will:

          1. Not cause or permit any activity to take place on or in the property of which the Premises form a part in violation of the ADA;

          2. Promptly comply with any and all amendments to the ADA affecting the Landlord and the property of which the Premises may form a part;

          3. Notify Tenant in writing of any violations of the ADA and will forward to Tenant such additional information as to any violations as required by Tenant;

          4. Remedy all violations of the ADA on the property of which the Premises form a part, in a timely manner, and in accordance with all applicable requirements of the ADA, at the sole cost of the Landlord.

          If the Landlord fails to remedy such violations or otherwise fails to comply with the regulations within a reasonable period of time, considering the circumstances, the Tenant may declare this Lease to be terminated upon thirty
(30) days written notice to Landlord.

          C. Notwithstanding anything to the contrary in this Section 40, Tenant covenants and agrees with Landlord that, during the entire term of this Lease and any extensions thereof:

               (i) Tenant shall notify Landlord in writing of any violations of the ADA and will forward to Landlord such additional information as to any violations as required by Landlord;

              (ii) Tenant shall remedy all violations of the ADA in the Premises, including Tenant's entrance, in a timely manner and in accordance with all applicable requirements of the ADA, at the sole costs of Tenant; and

             (iii) Tenant shall comply with all ADA requirements applicable to the Premises, and Tenant agrees to indemnify, defend and hold harmless Landlord from any and all liabilities, claims, damages, penalties, expenditures, losses, or charges, including but not limited to, all costs of investigation, monitoring, legal representation, remedial response, removal, restoration or permit acquisition, which may now or in the future be undertaken, suffered, paid, awarded, assessed, or otherwise incurred as a result of any noncompliance with the requirements of the ADA with respect to the Premises, or as a result of any investigation, monitoring, remedial response, or remedial work undertaken in the Premises.

          If the Tenant fails to remedy such violations or otherwise fails to comply with the regulations, Landlord may cause such remedial work to be done at Tenant's sole cost and expense, or declare this Lease in default.

          D. Landlord agrees to indemnify, defend and hold harmless Tenant from any and all liabilities, claims, damages, penalties, expenditures, losses, or charges, including but not limited to, all costs of investigation, monitoring, legal representation, remedial response, removal, restoration or permit acquisition, which may now or in the future be undertaken, suffered, paid, awarded, assessed, or otherwise incurred as a result of any noncompliance with the requirements of the ADA on the property of which the Premises form a part, or as a result of any investigation, monitoring, remedial response, or remedial work undertaken on the property of the Landlord of which the Premises form a part.

                           41.  MEMORANDUM OF LEASE
                                -------------------

          At the request of any party to this Lease, Landlord and Tenant shall execute a memorandum of lease containing such information as shall be required by the appropriate state statutes, and such other information as may reasonably be required. The requesting party shall, at its sole cost, record the memorandum of lease in the appropriate governmental offices for giving notice of interests in real property for the city or county, as the case may be, where the Property is located.


                     42.  CONTINGENT ON SPECIAL USE PERMIT
                          --------------------------------

          This Lease is expressly contingent on the issuance of a Special Use Permit for the construction and operation of Tenant's office space. Landlord shall promptly apply for and diligently pursue such Special Use Permit to issuance.


                                 43.  SECURITY
                                      --------

          Security coverage for the Buildings shall be 24 hours a day, 365 days per year with, at a minimum, one guard stationed at the new west entrance security station. Escort services to Tenant's employees vehicles in the parking lot will be provided upon request. Security services shall be provided at reasonably necessary levels as determined by Landlord. Security services shall be included in Operating Expenses, but Tenant's share of the costs of Security services shall be 50%.

          Landlord warrants and represents that the cost of said Security shall not exceed $.60 per square foot per year for Years 1 and 2.

          Notwithstanding any of the other terms contained in this paragraph or in the definition of Operating Expenses including the definitions under Term Sheet 9.2. the Tenant reserves the right, upon sixty (60) days' written notice to Landlord, to elect to provide its own security services for its Premises, in which case (i) the charge for such services billed to Tenant by Landlord shall discontinue effective the latter of sixty (60) days after notice is received by Landlord or when Landlord is no longer responsible to provide any pay for said security services for the Premises; and (ii) Tenant warrants and represents that the security services which it will provide will be done solely at Tenant's sole costs and expense; and (iii) Tenant shall provide Landlord with a copy of the executed Service Contract with Tenant's security agency for the period such services are rendered/to be rendered: and Iv) Tenant agrees to indemnify and hold Landlord harmless from the against any and all claims, damages, suits, etc. of any kind whatsoever related in any way to the contracting with or performance of said security services; and (v) Tenant shall provide Tenant's contractor's insurance certificate naming Tenant and Landlord as additional insureds with coverage reasonably acceptable to Landlord. To the extent that future tenants require Tenant will receive a pro-rata reduction for the cost of said security services.

                                   EXHIBIT A

BUILDINGS:

                               SEE ATTACHED PLANS

                                   EXHIBIT B

                                  Page 1 of 2

PREMISES:



         [This Exhibit is described in Section 1(g) of this document.]

                                   EXHIBIT B

         [This Exhibit is described in Section 1(g) of this document.]

                                   EXHIBIT C

                          COMMENCEMENT DATE AGREEMENT
                          ---------------------------


          An Agreement made this _____ day of _______________, 19__, by and between _______________ (hereinafter called "Landlord") and _______________ (hereinafter called "Tenant").

                              W I T N E S S E T H:

          WHEREAS, on _______________, 19__, Landlord and Tenant entered into a lease (the "Lease") relating to certain office premises located at _______________; and

          WHEREAS, the term of the Lease has commenced, pursuant to Section 3 of the Lease; and

          WHEREAS, the parties desire to confirm the Term Commencement Date and Term Expiration Date;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, Landlord and Tenant agree as follows:

          1.   The Term Commencement Date of the Lease is _______________.

          2.   Tenant's obligation to pay Rent under the Lease will commence on
_______________.

          3. The Term Expiration Date of the Lease is _______________, subject to the Lease provisions relating to default and termination.

          4. The execution of this Agreement shall not constitute the exercise by Tenant of any option it may have to extend the term of the Lease.

          5. The Lease is in full force and effect and is hereby ratified and confirmed.


          IN WITNESS WHEREOF, Landlord and Tenant have caused this Agreement to be duly executed on the date first above written.

                                    LANDLORD


                                    By:
                                       ----------------------------

                                    Its:
                                       ----------------------------


                                    TENANT


                                    By:
                                       ----------------------------
                                    Its:
                                       ----------------------------

                                   EXHIBIT D

                              JANITORIAL SERVICES


1.   Cleaning Services Performed Daily on Business Days:
     --------------------------------------------------

     A.   Dust tile flooring or vacuum carpeted areas.

     B.   Empty and clean wastepaper baskets.

     C.   Clean and disinfect drinking fountains and water coolers.

     D.   Light dusting of furniture.

     E. The following cleaning services in the Premises including the lavatories, cafeteria and kitchen areas and in Common Areas:

            i.  Empty wastepaper receptacles.

           ii.  Sweep and wet mop flooring.

          iii. Clean and disinfect all fixtures and wash and polish mirrors and shelves.

           iv.  Fill toilet tissue, soap and towel dispensers.

     F.     Spot clean entrance doors.

2.   Cleaning Services Performed Weekly on Business Days:
     ---------------------------------------------------

     A.     Dust baseboards, chair rails, file cabinets and desk equipment.

     B.     Machine buff resilient flooring.

     C. Remove smudges and scuff marks from all painted surfaces and glass partitions wherever possible.

3.   Cleaning Services Performed Semi-annually on Business Days:
     ----------------------------------------------------------

     A. Wash interior of all outside windows annually. (Exterior windows will be washed at least every six months.)

     B.     Strip, as required, and wax all resilient flooring.

4. Tenant understands that Landlord may substitute for any of the methods or devices set forth in this Exhibit D, other methods or devices which achieve comparable results.

                                   EXHIBIT E

                              ESTOPPEL CERTIFICATE
                              --------------------


          _______________, of _______________, the Tenant, gives this estoppel certificate to _______________, of _______________, the Purchaser. The Tenant has entered into a Lease dated _______________, with _______________, as
Landlord, for the following space:  .

          The Purchaser has requested the information and representations in this certificate with regard to the Lease because it wishes to acquire an interest in the property known as _______________, which includes the property that is the subject of the Lease. The Tenant acknowledges that the Purchaser intends to rely on the information and representations the Tenant makes in this certificate in Purchaser's acquisition of the property.

          The Tenant stated as follows:

          1. A copy of all documents that constitute its Lease are attached to this certificate, and there are no understandings or verbal agreements that affect or amend the terms of the Lease.

          2. The monthly Base Rent payments under the Lease are $__________, with Additional Rent due under the Lease as follows: .

          3. The Lease term ends on _______________, with the following renewal options: _______________, all subject to the Lease provisions relating to default and termination.

          4. To the best knowledge of Tenant, no notice has been received by Tenant of any default which has not been cured.

          5.   The Lease is in full effect.



Dated:

                                    ---------------------------
                                    Tenant

                                  EXHIBIT "F"

                                LANDLORD'S WORK

                                   EXHIBIT G

                          SEE ATTACHED PLANS OF TENANT

                          LEASE MODIFICATION AGREEMENT

                                     No. 1


          THIS AGREEMENT, made this   31   day of May, 1994, by and between THE
                                    ------
HAGUE CORPORATION (hereinafter referred to as "Landlord") and ACC CORP. (hereinafter referred to as "Tenant");

          WHEREAS, Landlord and Tenant are parties to a certain Lease Agreement dated January 25, 1994 (the "Lease") for premises (the "Premises") located in the buildings (the "Buildings") located at 400 West Avenue, Rochester, New York; and

          WHEREAS, Landlord and Tenant desire to modify the Lease;

          NOW, THEREFORE, in consideration of the above and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

          1. Section 43 of the Lease, entitled "Security", shall be deleted in its entirety, and in its place the following shall be inserted:

          "43. Security-

               Security coverage at the Buildings shall be twenty-four (24) hours a day, three hundred sixty-five (365) days per year with, at a minimum, one guard posted at the security guard house in the parking lot area near Gate H, said guard house to be equipped with, surveillance monitors for the interior and exterior of Tenant's entryway to the Premises, electronic controls for Gate H, and a buzzer and telephone system for Tenant's employees to page the guard house from inside the entryway to Tenant's Premises. After business hours, Tenant's employees may request escort from the entrance to the Buildings to the parking lot. Security services shall be provided at reasonably necessary levels as determined by Landlord. Security services shall be included in Operating expenses (as such item is defined in the Lease), but Tenant's share of the costs of Security services shall be 50%" Landlord warrants and represents that the costs of said Security services shall not exceed $.60 per square foot for years 1 and 2 of the Lease term.

          2. Tenant, in executing this Lease Modification Agreement, acknowledges that:

                (i) The Lease is modified only as indicated herein;

                (ii) Tenant does not know of any default by Landlord of the terms, covenants or conditions of the Lease;

          (iii) As of the date of this Lease Modification Agreement, there are no existing set-offs, counterclaims or defenses against Landlord whatsoever to the enforcement of the provisions of the Lease or this Agreement;

          (iv) Tenant, to its knowledge, is not in default of the Lease beyond any applicable periods of grace and notice, nor does any set of any set of [sic] facts exist which, with the passage of time, would constitute a default.

          3. As modified and amended hereby, the parties hereto hereby ratify and affirm the Lease.

          4. This Agreement may not be modified or extended except in writing, signed by the parties hereto.

          5. This Agreement contains the entire agreement of the parties hereto with respect to the matters contained herein.

                              THE HAGUE CORPORATION


                              By:  /s/ David M. Flaum, President
                                 -------------------------------
                                     Authorized Signatory


                              ACC CORP.


                              By:  /s/ Michael R. Daley
                                 -------------------------------
                                     Authorized Signatory

                          LEASE MODIFICATION AGREEMENT
                                     NO. 2


          THIS AGREEMENT, made this   31st   day of May, 1995, by and between
                                    --------
THE HAGUE CORPORATION (hereinafter referred to as "Landlord") and ACC CORP. (hereinafter referred to as "Tenant");

          WHEREAS, Landlord and Tenant are parties to a certain Lease Agreement dated January 25, 1994, as modified by a certain Lease Modification Agreement No. 1 dated May 31, 1994, (hereinafter collectively referred to as the "Lease"), for premises (hereinafter referred to as the "Premises") located in certain buildings (hereinafter referred to as the "Buildings") located at 400 West Avenue, Rochester, New York; and

          WHEREAS, Tenant has occupied the Premises effective July 1, 1994, following a substantial completion of Landlord's and Tenant's work; and

          WHEREAS, Landlord and Tenant desire to modify the Lease to reflect the rentable square footage and related rent and additional charges based on the rentable square footage of the Premises;

          NOW, THEREFORE, in consideration of the above and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

          1. Item number 8 of the Term Sheet shall be modified by deleting the reference to "Section 1(k)" and changing it to "Section 1(l)", and by changing Tenant's Percentage Share from "27.24%" to "28.54%".

          2. Item number 9 of the Term Sheet shall be modified by changing the rentable square feet from "72,526" to "76,000" or as per Exhibit "B".

          3. Item number 10 of the Term Sheet shall be modified by changing the reference to "Section 3" to "Section 4", and by changing the Term Commencement Date from "5/1/94" to "7/1/94", and by changing the Rent Commencement Date from "7/1/94" to "9/1/94".

          4. Item number 11 of the Term Sheet shall be modified by changing the reference to "Section 3" to "Section 4".

          5. Item number 12 of the Term Sheet shall be modified by deleting the reference to "Section 4" and changing it to "Section 5".

          6. Item number 13 of the Term Sheet shall be modified by changing the reference to "Section 4" to "Section 5".

          7. Item number 14 of the Term Sheet shall be modified as follows: by changing the reference to "Section 5(a)" to "Section 6(a)", and by changing the Base Rent and Monthly Installment Amount schedules to the following:

               Base Rent:

               $532,000.00/yr. years 1-2 (based on $7.00 p.s.f.)
               $646,000.00/yr. years 3-5 (based on $8.50 p.s.f.)
               $722,000.00/yr. years 6-10 (based on $9.50 p.s.f.)

               Monthly Installment Amount:

               $44,333.33/mo. years 1-2
               $53,833.33/mo. years 3-5
               $60,166.66/mo. years 6-10

          8. Item number 15 of the Term Sheet shall be modified by changing the Extended Term Base Rent from $761,523.00 per year and $63,460.25 per month to $798,000.00 per year and $66,500.00 per month.

          9. Item number 17 of the Term Sheet shall be modified by changing the reference to "Section 8" to "Section 9".

          10. Section 1(k) of the Lease, at page 2, shall be changed by deleting the reference to "July 1" and inserting "September 1".

          11. Section 1(l) of the Lease, at page 2, shall be modified by deleting the reference to "27.24%" on line 3, and "72,526" on line 4, and inserting "28.54%" and "76,000", respectively, or as per Exhibit "B".

          12. Section 2(a) of the Lease, at page 3, shall be modified by deleting the reference to "72,526" and inserting "76,000", or as per Exhibit "B".

          13. Section 4(a) of the Lease, at page 4, shall be modified by deleting the reference to "May" on line 2 and inserting "July", and by deleting the reference to "July" on the seventh line of the first paragraph and inserting "September".

          14. Section 6(a) of the Lease, at page 6, shall be modified by deleting the Base Rent, Monthly Installment amount and Extended Term Base Rent schedules and replacing them with the following:

               Base Rent:

               $532,000.00/yr. years 1-2 (based on $7.00 p.s.f.)
               $646,000.00/yr. years 3-5 (based on $8.50 p.s.f.)
               $722,000.00/yr. years 6-10 (based on $9.50 p.s.f.)

               Monthly Installment Amount:

               $44,333.33/mo. years 1-2
               $53,833.33/mo. years 3-5
               $60,166.66/mo. years 6-10

               Extended Term Base Rent:  $761,523.00/yr.
               (based on $10.50 p.s.f.) $63,460.25/mo.

          15. Section 8 of the Lease, at page 9, shall be modified by deleting the number "$3,142.80" on the third line of the last paragraph, and inserting "$3,293.33" (referencing the monthly installment amount for janitorial services).

          16. Section 9 of the Lease, at page 10, shall be modified by deleting the number "240" on the fourth line of the paragraph to "228".

          17. Section 24 of the Lease, at page 19, shall be modified by deleting the reference to "27.24%" in Section 24(b), and inserting "28.54%" and also by deleting "27.24%" (based on 72,526 rentable square feet)" and inserting "28.54" (based on 76,000 rentable square feet)." in paragraph 24(c).

          18. Annexed hereto as Exhibit 1 are copies of the pages in the Lease which show the changes made as agreed to above in the format of the original Lease, although such pages are not intended for insertion into the Lease.

          19. Exhibit "B" of the Lease is incorrect and shall be changed to reflect the inclusion of all of the second floor of buildings 16 and 16A, to become part of the demised premises. The revised Exhibit "B" shall be annexed to the Lease Agreement at a future date.


          20. Tenant, in executing this Lease Modification Agreement acknowledges that the Lease is modified only as indicated herein, and that this agreement contains the entire agreement of the parties hereto with respect to the matters contained herein.

                              THE HAGUE CORPORATION


                              By:  /s/ David M. Flaum, President
                                 --------------------------------
                                     Authorized Signatory

                              ACC CORP.


                              By:  /s/ Michael R. Daley
                                 ---------------------------
                                    Authorized Signatory


                                ACKNOWLEDGMENTS


STATE OF NEW YORK  )
COUNTY OF MONROE   )  SS

          On this   31   day of      May     , 1995, before me personally came
                  ------        -------------
David M. Flaum, to me personally known, who, being by me duly sworn, did depose and say that he resides at Rochester, New York; that he is the President of THE HAGUE CORPORATION, the corporation described in, and which executed the within Lease Modification Agreement as Landlord, and that the [sic] signed his name thereto by order of the board of directors of said corporation.

                                /s/  Robert F. Redmond
                                ----------------------------
                                        Notary Public


STATE OF NEW YORK)
COUNTY OF MONROE)

          On this   31st   day of      May     , 1995, before me personally came
                  --------        -------------     -
Michael R. Daley  , to me personally known, who being by me duly sworn, did
------------------
depose and say that (s)he resides at    Rochester, NY  ; that (s)he is the
                                      -----------------                    ----
CFO      of      ACC CORP     , the Corporation described in, and which executed
--------    ------------------
the within Lease Modification Agreement as Tenant, and that (s)he signed her/his name thereto by order of the directors of said corporation.


                                /s/    Karen F. Ferrini
                                ------------------------------
                                          Notary Public